As filed with the Securities and Exchange Commission on February 8, 2013

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MOTORCAR PARTS OF AMERICA, INC.
(Exact name of registrant as specified in its charter)

New York	3714	11-2153962
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2929 California Street
Torrance, California 90503
(310) 212-7910
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael M. Umansky
General Counsel
Motorcar Parts of America, Inc.
2929 California Street
Torrance, California 90503
(310) 212-7910
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:
Steven B. Stokdyk
Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, California 90071-1560
(213) 485-1234

Approximate date of commencement of proposed sale to the public:  From time to time on or after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒      File No. 333-182075

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum aggregate offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock, $0.01 par value per share	5,975	$6.93	$41,406.75	$5.65

(1)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon a $6.93 per share average of high and low prices of the registrant's common stock as reported on the Nasdaq Global Market on February 6, 2013.  The registrant previously registered 1,936,000 shares of its common stock at a proposed maximum aggregate offering price of $8,266,820 on a Registration Statement on Form S-1 (File No. 333-182075), which was declared effective by the Securities and Exchange Commission on January 7, 2013.  In accordance with Rule 462(b) under the Securities Act, an additional 5,975 shares having a proposed maximum aggregate offering price of $41,406.75 are hereby registered.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, $0.01 par value per share (the “Common Stock”), of Motorcar Parts of America, Inc., a New York corporation (the “Company”), pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  The contents of the registration statement on Form S-1 (File No. 333-182075), initially filed by the Company with the Securities and Exchange Commission on June 12, 2012, as amended by Amendment No. 1 thereto filed on December 26, 2012, and which was declared effective on January 7, 2013, including the exhibits thereto, are incorporated herein by reference.  The 1,936,000 shares of the Common Stock previously registered by the Company were issued to selling securityholders on April 26, 2012 pursuant to the Subscription Agreement, dated April 20, 2012, between the selling securityholders and the Company.  The additional 1,459 and 4,516 shares of the Common Stock with respect to this registration statement will be issued to Blue Clay Capital Master Fund Ltd. and Grand Slam Capital Master Fund, Ltd., respectively, in February 2013 pursuant to the Registration Rights Agreement, dated April 20, 2012, between the selling securityholders and the Company in a private placement exempt from registration under the Securities Act in reliance upon Rule 506 of Regulation D.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

Unless the context requires otherwise, the words “we,” “us,” “our” and “Company” refer to Motorcar Parts of America, Inc. and its subsidiaries taken as a whole.  For purposes of this prospectus, the term “securityholders” shall refer to the holders of our common stock.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits.

All exhibits previously filed or incorporated by reference in the registrant’s registration statement on Form S-1 (File No. 333-182075), as amended by Amendment No. 1 thereto, are incorporated by reference into, and shall be deemed to be a part of this filing, except for the following which are filed herewith:

Exhibit Number	Description

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of BDO Canada LLP.

23.3	Consent of Latham & Watkins LLP (included as part of Exhibit 5.1).

24.1
Power of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-182075) initially filed with the Securities and Exchange Commission on June 12, 2012 and incorporated by reference herein).

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on this 8th day of February, 2013.

MOTORCAR PARTS OF AMERICA, INC.

By:	/s/ Selwyn Joffe
Selwyn Joffe
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on February 8, 2013.

Name	Title	Date

*		February 8, 2013
Selwyn Joffe	Chief Executive Officer and Director
(Principal Executive Officer)
*		February 8, 2013
David Lee	Chief Financial Officer
(Principal Financial Officer)
*		February 8, 2013
Kevin Daly	Chief Accounting Officer
(Principal Accounting Officer)
*		February 8, 2013
Mel Marks	Director

*		February 8, 2013
Scott Adelson	Director

*		February 8, 2013
Rudolph Borneo	Director

*		February 8, 2013
Philip Gay	Director

*		February 8, 2013
Duane Miller	Director

*		February 8, 2013
Jeffrey Mirvis	Director

*By:	/s/ Michael Umansky
Michael Umansky
Attorney-in-fact

S-1

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of BDO Canada LLP.

23.3	Consent of Latham & Watkins LLP (included as part of Exhibit 5.1).

24.1
Power of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-182075) initially filed with the Securities and Exchange Commission on June 12, 2012 and incorporated by reference herein).